UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

iShares MSCI Russia Capped ETF, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT NOTICE:

iShares MSCI Russia Capped ETF, Inc. (“ERUS”)

Dear Shareholder,

The Special Meeting of Shareholders is rapidly approaching. We recently mailed you proxy materials relating to a proposal to be voted on at a Special Meeting of Shareholders of ERUS which will be held at the offices of BlackRock Fund Advisors at 400 Howard Street, San Francisco, CA 94105 on January 16, 2015, at 10:00 a.m. (Pacific Time). For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors of the fund believes the proposal is in the best interests of that fund and its shareholders and unanimously recommends that you vote “FOR” the approval of the proposal.

This REMINDER notice was sent because you held shares of ERUS on the record date and we have not received your vote. Please help us avoid additional phone calls, costs and mailings by promptly voting your shares.

It is important that you vote.

You can cast your vote by using one of the following options:

1. Vote Online - by logging onto the website listed on the enclosed voting instruction form;

2. Vote by Touch-Tone Phone - by calling the toll free number on the voting instruction form and following the instructions; or

3. Vote By Mail - by completing and returning your executed voting instruction form in the postage paid envelope provided.

Remember, your vote is very important and counts. Please exercise your shareholder rights and vote today.

If you have any questions about the proposal, you may call Computershare Fund Services, the funds proxy solicitor, toll free at
1-866-209-6995.

If you have already voted, please disregard this notice.

Thank you for voting!